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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                            THERMO VISION CORPORATION

     THERMO VISION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Thermo Vision Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was November 14, 1995. An Amendment to the Certificate of Incorporation was filed with the Secretary of State on August 26, 1997.

     2. That Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, is hereby further amended to increase the number of authorized shares of capital stock, par value $.01, of the Corporation from 20 million shares to 50 million shares and that such amendment is hereby effected by deleting said Article in its entirety and inserting the following in substitution therefor:

     "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000), and the par value of each of such shares is one cent ($.01), amounting in the aggregate to five hundred thousand dollars ($500,000) of capital stock."

     3. That the Board of Directors of the Corporation by unanimous written consent dated as of November 13, 1997, duly adopted the following resolutions:

RESOLVED:      That it is in the best interests of the Corporation that the number of authorized shares of capital stock, $.01 par value, of the Corporation be increased from 20 million shares to 50 million shares; that, upon the approval of such increase by the Corporation's stockholders, the Corporation's Certificate of Incorporation be amended and restated to reflect such approval;
               and that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute on behalf of the Corporation an Amended and Restated Certificate of Incorporation to reflect such increase and restatement, and to file, or cause to be filed, such Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

RESOLVED:      That the Board of Directors recommend to the stockholders of the
               Corporation approval of an amendment to the Corporation's
               Certificate of Incorporation to increase the authorized shares of the Corporation's capital stock from 20 million shares to 50 million shares.



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     4. That the amendment to the Corporation's Certificate of Incorporation to
increase the number of authorized shares of capital stock of the Corporation from 20 million to 50 million was duly adopted by the sole stockholder of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     5. Except as set forth above, this Amended and Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended and there is no discrepancy between those provisions and the provisions of this Amended and Restated Certificate of Incorporation. This Amended and Restated Certificate of Incorporation was duly adopted pursuant to Section 245 of the General Corporation Law of the State of Delaware.

     6. The text of the Certificate of Incorporation as amended heretofore is hereby amended and restated to read as herein set forth in full:

                              "AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            THERMO VISION CORPORATION

     FIRST: The name of the corporation is:

Thermo Vision Corporation

     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000), and the par value of each of such shares is one cent ($.01), amounting in the aggregate to five hundred thousand dollars ($500,000) of capital stock.

     FIFTH: The corporation is to have perpetual existence.

     SIXTH: The private property of the stockholders shall not be subject to the payment of the corporation debts to any extent whatever.



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     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in the furtherance and not in limitation of the powers conferred upon the corporation by statute:

          (a) The by-laws of the corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the directors or by the stockholders at the time having voting power, as may be prescribed in the by-laws. Directors need not be stockholders of the corporation, and the election of directors need not be by ballot.

          (b) The Board of Directors shall have the power and authority:

                (1) to make, alter or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

                (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

                (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

     EIGHTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

     NINTH: The corporation shall indemnify each director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the maximum extent permitted by law (a) against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), or in connection with any


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appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or otherwise; and no provision of this Article Ninth is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

     The Board of Directors of the corporation may, in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Ninth.

     TENTH: To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the corporation's Certificate of Incorporation or by-laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The limitation on liability provided by this Article applies to events occurring at the time a person serves as a director of the corporation whether or not such person is a director at the time of any proceeding in which liability is asserted.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

     IN WITNESS WHEREOF, said Thermo Vision Corporation has caused this certificate to be signed by Sandra L. Lambert, its Secretary, this 14th day of November, 1997.



                                                THERMO VISION CORPORATION



                                                By: /s/ Sandra L. Lambert
                                                    ----------------------------

                                                    Sandra L. Lambert, Secretary









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